SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                             May 13, 1999

                    VALLEY FORGE SCIENTIFIC CORP.
        (Exact name of registrant as specified in its charter)




     Pennsylvania               001-10382              23-2131580
     ------------               ---------              ----------
(State or other jurisdiction   (Commission            (IRS Employer
of incorporation)               File Number)           ID Number)


                    136 Green Tree Road, Suite 100
                      Oaks, Pennsylvania  19456
               (Address of principal executive offices)


  Registrant's telephone number, including area code (610) 666-7500




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Item 5.    Valley Forge Scientific Corp. (the "Company") announced
           that pursuant to resolutions adopted by the Company's Board of Directors in May 1999, the Company is authorized to purchase up to 200,000 shares of its outstanding common stock, no par value ("Common Stock") from time to time as market conditions dictate. Any purchases will be made pursuant to Rule 10b-18 promulgated under the Securities and Exchange Act of 1934. Any purchase of shares of Common Stock by the Company should not be construed as an investment recommendation regarding the Common Stock. The Company may decide to purchase any number of shares of Common Stock up to the 200,000 shares of Common Stock which it is authorized to purchase.


FORWARD LOOKING STATEMENTS

     The information provided in this report may contain forward looking statements or statements which arguably imply or suggest certain things about the Company's future. These statements are based on assumptions that the Company believes are reasonable, but a number of factors could cause the Company's actual results to differ materially from those expressed or implied by these statements. Investors are advised to review the disclosure in the Management's Discussion and Analysis Section contained in the Form 10-Q for the quarter ended December 31, 1998, under the headings "Forward Looking Statements" and "Additional Cautionary Statements" for a discussion of meaningful factors that may affect the Company.




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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                       VALLEY FORGE SCIENTIFIC CORP.
                       (Registrant)



Date:  May 13, 1999          By: /s/ Jerry L. Malis
                                 -------------------
                                 Jerry L. Malis, President